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                                                                  Exhibit 10.1


                       RESEARCH AND DEVELOPMENT AGREEMENT


          AGREEMENT made this 30th day of December, 1982, by and between ALZA CORPORATION, a California corporation (the "Contractor"), and ALZA TTS RESEARCH PARTNERS, LTD., a California limited partnership (the "Partnership").

                               R E C I T A L S:
                               - - - - - - - -

          A. The Partnership is a limited partnership organized for the purpose of developing and commercializing pharmaceutical products that combine Transdermal Therapeutic Systems with Drug Candidates.

          B. Contractor is engaged in the business of research and development in connection with Transdermal Therapeutic Systems technology.

          C. The Partnership desires to pursue the development and commercial exploitation of Products utilizing Transdermal Therapeutic Systems technology.

          D. The Partnership desires to have Contractor perform, on behalf of the Partnership, research and development activities in connection with Products.

          NOW, THEREFORE, the parties agree as follows:

          1.   DEFINITIONS
               1.1 "Affiliate" shall mean a corporation or any other entity that directly, or indirectly through one or

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more intermediaries, controls, is controlled by, or is under common control with, the designated party. "Control" shall mean ownership of at least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and at least 50% of the interests in profits in the case of a business entity other than a corporation.

               1.2 "ALZA Proprietary Rights" shall mean Proprietary Rights of Contractor to the extent now or hereafter owned and controlled by Contractor and which ALZA has or will have the right to license.

               1.3 "Class B Limited Partner" shall mean Stada Arzneimittel AG, the sole Class B Limited Partner of the Partnership.

               1.4 "Completion" of a Product shall mean the actual reduction to practice of a Product within the meaning of Section 102(g) of Title 35 of the United States Code. "Completion of all Products" shall mean such actual reduction to practice of all Products.

               1.5 "Development Cost(s)" shall mean Contractor's Direct Expenses and Indirect Charges (as defined in Schedule A hereof) and all other expenses incurred by Contractor in the performance of its duties hereunder, determined in accordance with Schedule A hereof.

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               1.6  "Drug Candidate" shall mean drug compounds selected for a
Feasibility Evaluation or Product Development Program in accordance with this Agreement. Drug Candidates shall be listed on Schedule B hereof, which schedule may be modified from time to time by written agreement between the parties.

               1.7 "Feasibility Evaluation" shall mean a project to be carried out by Contractor on behalf of the Partnership for the evaluation of the economic and technical feasibility of development of a Drug Candidate into a Product Candidate, as described in the Prospectus.

               1.8  "General Partner" shall mean ALZA Development Corporation.

               1.9 "Licensed Technology" shall mean ALZA Proprietary Rights existing during the term of this Agreement which are necessary or useful for the development, manufacture, commercialization or sale of Products.

               1.10 "Nonproprietary" shall mean not covered by a patent in the United States on December 31, 1983.

               1.11 "Option Agreement" shall mean the Option Agreement between Contractor and the Partnership of even date herewith.

               1.12 "Partnership Technology" shall mean (i) Proprietary Rights that are generated, developed,

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conceived or first reduced to practice by Contractor for or on behalf of the
Partnership under this Agreement, but solely to the extent such Proprietary Rights are required for the purposes hereunder or are necessary to make, use, commercialize and sell Products and (ii) such other rights relating to Products and Product Candidates as may be acquired by the Partnership from persons other than Contractor and relating to the subject matter of this Agreement.

               1.13 "Product" shall mean a Product Candidate designated by the Partnership for Final Product Development under a Product Development Program in accordance with Section 2.7 hereof.

               1.14 "Product Candidate" shall mean a Transdermal Therapeutic System in combination with a Drug Candidate accepted by the Partnership for Initial Product Development pursuant to Section 2.3 or 2.4 hereof. Such accepted Product Candidates shall be listed on Schedule C hereof, which schedule may be modified from time to time by written agreement between the parties.

               1.15 "Product Development Program" shall mean a program to be carried out by Contractor on behalf of the Partnership to develop a Drug Candidate into a Product and shall include the two stages of development, "Initial Product Development and Final Product Development", each as described in the Prospectus.

               1.16 "Proprietary Rights" shall mean data, inventions, information, processes, know-how, patents, patent applications and trade secrets.

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               1.17 "Prospectus" shall mean the prospectus included in
Registration Statement No. ________________ filed with the Securities and Exchange Commission.

               1.18 "Technology License Agreement" shall mean that certain Technology License Agreement of even date herewith between Contractor and the Partnership.

               1.19 "Therapeutic Categories" shall mean the therapeutic categories of pharmaceutical products listed in Schedule E hereof.

               1.20 "Total Funds" shall mean the sum of (a) net proceeds from the sale by the Partnership of the Class A limited partnership interests as described in the Prospectus; (b) the General Partner's and the Class B Limited Partner's capital contributions to the Partnership as described in the Prospectus; and (c) interest and other income earned through temporary investment of Partnership funds pending their application to Partnership business; less (d) all necessary or appropriate expenses of operating (other than amounts paid under this Agreement), winding up and liquidating the Partnership, including reasonable reserves for present and future obligations, the amount of which may be determined from time to time by the Partnership in its sole and absolute discretion.

               1.21 "Transdermal Therapeutic System" shall mean a system for the continuous and controlled systemic administration of a drug compound through intact skin.

          2.   FEASIBILITY EVALUATIONS AND PRODUCT DEVELOPMENT PROGRAMS

               2.1 Within 30 days after the closing of the offering described in the Prospectus, Contractor shall provide the Partnership with a list of at least 20 Nonproprietary drug compounds within the Therapeutic Categories that Contractor recommends for Feasibility Evaluation by the Partnership. From time to time during the term of this Agreement, Contractor may recommend to the Partnership for Feasibility Evaluation additional Nonproprietary drug compounds within the Therapeutic Categories, in which case such drug compounds will be treated in the same manner as those on the initial list.

               2.2 Upon the written request of the Partnership, Contractor shall submit to the Partnership, on a Development Cost basis and at the expense of the Partnership, either of the following:

                    (a) an estimate of the activities necessary to carry out a Feasibility Evaluation for any of the listed drug compounds designated by the Partnership, including an estimated work plan and budget therefor; or

                    (b) an estimate of the activities necessary to carry out a Product Development Program for a Product based upon such drug compound, including an estimated work plan and budget therefor.

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               2.3  Within 60 days after submission by Contractor to the
Partnership of a Feasibility Evaluation or Product Development Program in accordance with Section 2.2 hereof, the Partnership shall notify Contractor in writing of its acceptance or rejection thereof.

               2.4  Upon acceptance of a Feasibility Evaluation as provided in
Section 2.3 hereof, the drug compound shall be listed on Schedule B as a Drug Candidate, and Contractor shall perform or cause to be performed with due diligence all activities thereunder. Within 60 days after Contractor notifies the Partnership of the completion and results of the Feasibility Evaluation for any Drug Candidate, the Partnership shall notify Contractor of its written acceptance or rejection of the Drug Candidate for futher development. If the Drug Candidate is accepted by the Partnership, Contractor shall submit to the Partnership a Product Development Program therefor.

               2.5 Upon acceptance of a Product Development Program by the Partnership pursuant to either Section 2.3 or Section 2.4 hereof, the Drug Candidate so accepted will become a Product Candidate and will be listed on Schedule C hereof, and Contractor or its employees or agents shall perform or cause to be performed with due diligence all Initial Product Development activities under the Product Development Program.

               2.6 If the Partnership initially rejects any Drug Candidate or fails to notify Contractor in accordance with

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Section 2.3 or 2.4, the Partnership may, at any time during the term of this
Agreement, request Contractor to perform a Feasibility Evaluation or Product Development Program for such Drug Candidate, all in accordance with this Section 2.

               2.7 Upon the completion of the Initial Product Development for any Product Candidate, Contractor shall so notify the Partnership. At any time thereafter during the term of this Agreement, the Partnership may authorize Contractor to begin Final Product Development for the Product Candidate. Upon such request by the Partnership, the Product Candidate shall become a Product and shall be listed on Schedule D hereof.

               2.8 From time to time hereunder Contractor may, in its absolute discretion, propose that the Partnership consider for a Feasibility Evaluation or Product Development Program a drug compound that either is (i) not within one of the Therapeutic Categories or (ii) not a Nonproprietary drug compound; provided, however, that Contractor shall be under no obligation to do so. If Contractor makes any such proposal, the Feasibility Evaluation or Product Development Program therefor will be subject to and undertaken in accordance with this Section 2, and, if the drug compound is accepted by the Partnership for a Feasibility Evaluation or Product Development Program, it shall be listed on the appropriate schedules hereof and shall become a Drug Candidate, Product Candidate or Product, as the case may be.

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Notwithstanding any other provision of this Agreement, if the Partnership rejects such drug compound or fails to notify Contractor in accordance with
Section 2.3 or Section 2.4 hereof, the drug compound shall be deemed rejected by the Partnership and the Partnership shall have no further rights (i) with respect thereto or to any product of which it is or may become a part or (ii) to request at a later date a Feasibility Evaluation or Product Development Program for such drug compound.

               2.9 If the Partnership authorizes a Product Development Program for any Product Candidate and later determines not to complete development thereof for any reason, the Partnership immediately shall so notify Contractor.

          3.   RESEARCH AND DEVELOPMENT; SERVICES; BUDGETS

               3.1 The Partnership hereby hires Contractor to perform all research, development and experimentation to develop Products in accordance with this Agreement and to undertake such other activities as the parties may agree. The Partnership and Contractor shall cooperate in good faith with respect to mutually acceptable work plans and budgets for Feasibility Evaluations and Product Development Programs and for such other activities as the parties may agree. Each party shall use its best efforts and diligence to execute such work plans and to report significant deviations therefrom in a timely manner. Contractor shall use its best efforts to obtain on behalf of and at the expense of the Partnership any patent or technology

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license necessary to enable the Partnership or any licensee or assignee commercially to exploit Products.

               3.2 The parties recognize that technological and commercial uncertainties make it extremely difficult to predict the relative priorities that should be assigned to Feasibility Evaluations and Product Development Programs. For this reason, Contractor shall have full discretion, subject to
Section 2 hereof, to determine from time to time (i) the priority of Feasibility Evaluations and Product Development Programs and the order in which they are selected for commencement and completion; (ii) the allocation of resources of Contractor (facilities, equipment and personnel) that are available to the Partnership for each Feasibility Evaluation and Product Development Program; and
(iii) the portion of Total Funds allocated to each Feasibility Evaluation and Product Development Program.

               3.3 The portion of Total Funds agreed upon by the parties as available under the work plans and budgets for each Feasibility Evaluation and Product Development Program shall be set forth on Schedule F, which may be modified by the parties from time to time.

          4.   PAYMENT FOR SERVICES; TIMING OF PAYMENTS

               4.1 In consideration of the work to be carried out by Contractor hereunder, the Partnership shall reimburse Contractor for all of its Development Costs, but not in excess of Total Funds.

               4.2 The Partnership shall pay to Contractor quarterly, in advance, on a calendar-year basis (prorated for partial periods), an amount equal to Contractor's estimate of the portion of Development Costs expected to be paid or incurred by Contractor during such next quarter. Such estimate shall be set forth in an invoice prepared by Contractor in reasonable detail and submitted to the Partnership at least 15 business days prior to the beginning of each quarter. Each such invoice shall be paid in full by the Partnership no later than 15 days thereafter. Each invoice also shall include any anticipated adjustments for the quarter in which it is delivered to reflect Development Costs already incurred in the quarter and those anticipated to be incurred in the remainder of the quarter.

               4.3 Within 45 days after the end of each calendar quarter, the Partnership shall pay to Contractor all amounts shown to be due to Contractor on the report for such quarter described in Section 5.1.

               4.4 Neither the Partnership nor Contractor makes any warranty, express or implied, that Total Funds will be sufficient for Completion of all Products; however, the parties acknowledge that the objective of this Agreement is to use Total Funds for the Completion of an estimated four to six Products if Total Funds are in excess of $16,000,000, and proportionately fewer Products if Total Funds are less than $16,000,000.

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          5.   REPORT AND RECORDS

               5.1 Within 30 days after the end of each calendar quarter, Contractor shall provide to the Partnership a reasonably detailed report setting forth (a) all Development Costs incurred and paid during such quarter, and all such amounts owed by or credited to the Partnership; (b) the work performed by Contractor and its employees and agents during such quarter; and (c) the status of all Feasibility Evaluations and the Product Development Programs at the end of the quarter.

               5.2 Within 60 days after the end of each calendar year, Contractor shall provide to the Partnership a reasonably detailed report setting forth and reconciling all Development Costs during the year.

               5.3 Within 90 days after the termination of this Agreement, Contractor shall provide to the Partnership a reasonably detailed final report setting forth a reconciliation of all Development Costs paid by the Partnership through the termination of this Agreement.

               5.4 Contractor shall keep and maintain, in accordance with generally accepted accounting principles, proper and complete records and books of account documenting all Development Costs. The Partnership shall have the right, at all reasonable times and at its own expense, to examine or to have examined by a certified public accountant or similar person reasonably acceptable to Contractor, pertinent books and records of Contractor, for the sole purpose of determining the correctness of Development Costs invoiced hereunder. Such examination with respect to any quarterly accounting period hereunder shall take place not later than two years following the expiration of such period.

          6.   LICENSE OF TECHNOLOGY

               6.1 The Partnership hereby grants to Contractor a sublicense to practice Licensed Technology and a license to practice Partnership Technology solely for purposes of performing its duties hereunder.

               6.2 Termination of the license granted under the Technology License Agreement automatically shall terminate the license and sublicense granted to Contractor under this Agreement.

          7.   OWNERSHIP AND PATENTS

               7.1 Subject to the Option Agreement, the Partnership shall have the full and exclusive right, title and interest in and to all Partnership Technology and all physical manifestations or embodiments thereof including, without limitation, all documents, records, notebooks, writings, engineering and manufacturing information, schematics, product samples and specifications which result under either a Feasibility Evaluation or a Product Development Program carried out for or by the Partnership. There shall, however, be excluded from the foregoing and specifically retained by Contractor all of the right, title and interest in and to all Proprietary Rights generated, developed, conceived or first reduced to practice during the term of this Agreement and not included within Partnership Technology;

provided, however, that Contractor shall have no right to sublicense any of the foregoing to Ciba-Geigy Limited, a corporation of Switzerland, or any of its Affiliates. Contractor hereby assigns to the Partnership, and waives any right, title and interest in and to, any Partnership Technology. To the extent necessary to perfect the rights granted or retained hereunder, each party under whose name any patent is issued shall grant to the other party an appropriate license to such patent.

               7.2 Contractor agrees to cause appropriate patent applications to be prepared and prosecuted on behalf of the Partnership with respect to inventions included in Partnership Technology which are commercially and technically significant, and to cause such patents to be maintained, as the Partnership shall request in writing, all at the Partnership's expense. Contractor further agrees to use its best efforts to cause each of its employees and agents to do all such acts and to execute, acknowledge and deliver all instruments or writings reasonably requested and necessary for the Partnership to perfect its beneficial ownership of all right, title and interest to Partnership Technology and to secure Letters Patent and all reissues, renewals and extensions thereof, as contemplated above.

               7.3 Upon the Completion of any Product, Contractor shall so notify the Partnership. Subject to the Option Agreement, if requested by the Partnership after the Completion of a Product, Contractor shall deliver to the Partnership or its designee all Partnership Technology and other property related to the completed

Product to which the Partnership has ownership rights pursuant to Section 7.1 or
7.2 held by or under the control of Contractor.

               7.4 Within 60 days after the termination of this Agreement for any reason, Contractor shall deliver to the Partnership all Partnership Technology and other property in which the Partnership has ownership rights pursuant to Section 7.1 and 7.2 held by or under the control of Contractor.

          8.   CONFIDENTIALITY

               8.1 Subject to the other provisions of this Agreement, during the term of this Agreement and for a period of five years following its termination, Contractor shall maintain in confidence all Partnership Technology, shall not disclose it to any third party (except as otherwise provided herein or in any other agreement between the parties), and shall use it only to perform its obligations under this Agreement, unless such technology:

                    (a) is known to or used by Contractor prior to the time of disclosure hereunder;

                    (b) lawfully is disclosed to Contractor by a third party having the right to disclose it; or

                    (c) either before or after the time of disclosure to Contractor becomes known to the public other than by an unauthorized act or omission of Contractor or its employees or agents.

               8.2 Nothing contained in Section 8.1 shall prevent Contractor from disclosing any Partnership Technology to the extent that such Partnership Technology (i) is required to be disclosed in connection with the securing of necessary governmental authorization for the marketing of Products or (ii) is required to be disclosed by law for the purpose of complying with governmental regulations.

               8.3 The obligations of Contractor pursuant to this Section 8 shall survive the termination of this Agreement for any reason.

          9.   ACCESS TO INFORMATION

               9.1 Subject to the terms of this Agreement, the General Partner or its duly authorized representatives reasonably acceptable to Contractor shall be permitted access to the premises of Contractor during normal business hours, for the purpose of monitoring the progress of the Feasibility Projects and Development Programs.

               9.2 Contractor shall keep full and complete records and notebooks containing all experiments performed during all phases of each Feasibility Evaluation and Product Development Program and the results thereof. Such items and copies of all documentation shall be available during normal business hours for inspection by the General Partner or its duly authorized representatives reasonably acceptable to Contractor. In addition, Contractor shall provide to the Partnership such other information as the General Partner reasonably may request.

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          10.  DISCLAIMERS

               10.1 CONTRACTOR DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) THAT PARTNERSHIP TECHNOLOGY OR LICENSED TECHNOLOGY, OR THE USE THEREOF, OR THE PRODUCT CANDIDATES AND PRODUCTS INCORPORATING OR MANUFACTURED BY THE USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (ii) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE PARTNERSHIP TECHNOLOGY AND LICENSED TECHNOLOGY OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF PRODUCT CANDIDATES OR PRODUCTS.

               10.2 CONTRACTOR DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

          11.  EFFECTIVE DATE; TERM AND TERMINATION

               11.1 This Agreement automatically shall become effective on the closing of the sale of the Class A Limited Partnership interests described in the Prospectus.

               11.2 This Agreement shall terminate upon the earliest of:

                    (a) Completion of all Products and payment in full of all Development Costs and other expenses, if any, otherwise provided for under this Agreement;


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

                    (b)  the expenditure of Total Funds; and

                    (c)  the dissolution and liquidation of the Partnership.

               11.3 The Partnership may, in its discretion, terminate this Agreement in the event that Contractor:

                    (a) breaches any material obligation hereunder or under the Technology License Agreement, Option Agreement or any license thereunder and such breach continues for a period of 60 days after written notice thereof by the Partnership to Contractor; or

                    (b) enters into any proceeding, whether voluntary or otherwise, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of Contractor's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

     12.  FORCE MAJEURE

          Neither party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as possible.

     13.  RELATIONSHIP OF THE PARTIES

          Nothing contained in this Agreement is intended or is to be construed to constitute the Partnership and Contractor as partners or joint venturers or Contractor as an employee of the Partnership. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     14.  LIMITATION ON CONTRACTOR'S ACTIVITIES

          During the term of this Agreement, Contractor and its Affiliates shall not (i) engage in research with respect to or (ii) license or sublicense, except pursuant to any subcontract under Section 22, the Licensed Technology to others for the development, manufacture or marketing of any products which both (a) combine a Transdermal Therapeutic System with a Nonproprietary drug compound and
(b) have their primary pharmaceutical indication within any of the Therapeutic Categories listed on Schedule E. However, Contractor reserves the right to use, license and sublicense the Licensed Technology for any other purposes whatsoever,including, without limitation, the development, manufacture and sale of (i) any products combining Transdermal Therapeutic Systems with drug compounds within the Therapeutic Categories that are not Nonproprietary and (ii) any products in therapeutic categories not listed on Schedule E.

     15.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     16.  NOTICES

          Any notice or other communication required or permitted to be given to either party under this Agreement shall be given in writing and shall be delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Section 16:

If to the Partnership:             ALZA TTS RESEARCH PARTNERS, LTD.
                                   c/o ALZA Development Corporation
                                   950 Page Mill Road
                                   Palo Alto, California 94304
                                   Attention: President

If to Contractor:                  ALZA Corporation
                                   950 Page Mill Road
                                   Palo Alto, California 94304
                                   Attention: President

Any notice or communication given in conformity with this Section 16 shall be deemed to be effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed.

     17.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to residents of that state entering into contracts wholly to be performed in that state.

     18.  SEVERABILITY

          If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force without being impaired or invalidated in any way.

     19.  AMENDMENTS

          No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorized representative of the party to be charged.

     20.  WAIVER

          No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     21.  HEADINGS

          The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

     22.  ASSIGNMENT

          Contractor may not assign its rights and obligations hereunder without the prior written consent of Partnership, which consent may not be unreasonably withheld; provided, however, that ALZA Corporation may assign such rights and obligations hereunder to any person or entity with which ALZA Corporation is merged or consolidated or which purchases all or substantially all of the assets of ALZA Corporation. Contractor may subcontract a portion of its duties hereunder to third parties, in its sole discretion; provided, however, that any such subcontractor shall be bound by the terms of this Agreement.

     23.  NO AFFECT ON OTHER AGREEMENTS

     No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to and solely to the extent provided, in any such other agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                                   ALZA TTS RESEARCH PARTNERS, LTD.
                                      By ALZA Development Corporation,
                                         its General Partner

                                   By /s/ Peter F. Carpenter
                                     -------------------------------------
                                     Peter F. Carpenter, President

                                   ALZA Corporation

                                   By /s/ Martin S. Gerstel
                                     -------------------------------------
                                     Martin S. Gerstel, President

                                   Schedule A

                                ALZA CORPORATION

                                  Invoicing for
                         RESEARCH AND DEVELOPMENT COSTS


     RESEARCH AND DEVELOPMENT COSTS ARE EQUAL TO THE SUM OF RESEARCH EXPENSES PLUS GENERAL AND ADMINISTRATIVE OVERHEAD EXPENSES PLUS CAPITAL ASSET COSTS

RESEARCH EXPENSES include all Direct and Indirect Research Expenses of product development, including clinical testing, with cost elements as outlined on
Exhibit I. Direct Expenses are Direct Research Salaries and Supplies acquired and Other Expenses incurred specifically for purposes of carrying out the Agreement. Indirect Research Expenses include General Research Management and Support Costs of the Product Development and Research Organization. Indirect Research Expenses are allocated to all projects and are billed to the Partnership at a fixed rate of 160%(1) of Direct Research Salary Expense.

GENERAL AND ADMINISTRATIVE OVERHEAD EXPENSE includes cost elements outlined on Exhibit II. Total General and Administrative Overhead is allocated to the two operating divisions of the Contractor: the Product Development and Research Division and the Commercial Operations Division. The portion of General and Administrative Overhead Expense which is allocated to the Product Development and Research Division is then allocated to all projects and billed to clients at a fixed rate of 80%(1) of Direct Research Salary Expense.

CAPITAL ASSET COSTS are the amounts of depreciation deductions actually taken by Contractor for federal income tax purposes in respect of new Capital Assets acquired specifically for purposes of the Agreement.


----------------

(1) These fixed billing rates will not be changed prior to January 1, 1985, and if changed on or after January 1, 1985, such changes (a) will be limited to not more than one per calendar year and (b) shall be a maximum of 10% of the rate in effect at the time of the increase and (c) will be increased only if increased in other recently executed or modified agreements between Contractor and other third party clients.

                                    Exhibit I

                                RESEARCH EXPENSES


DIRECT RESEARCH EXPENSES

Direct Research Salaries*
Project Clinical Expenses and Outside Services
Project Specific Supplies
Project Travel Expense
Miscellaneous Project Expenses, if any


INDIRECT RESEARCH EXPENSES

Research Management and Indirect Salaries*
Research Supplies and Materials
Research Consulting and Outside Services
Facilities Expenses
Telephone and Communications
Equipment Depreciation, Rent, Maintenance and Services
Research Travel Expenses
Patent and Trademark Expenses
Miscellaneous Indirect Research Expenses


*Salaries include Fringe Benefits

                                   Exhibit II
                  GENERAL AND ADMINISTRATIVE OVERHEAD EXPENSES


Corporate Management, Administrative, and Indirect Salaries*
Telephone and Communications
Equipment Depreciation, Rent, Maintenance and Services
Board of Directors and Corporate Consulting
Annual Audit and Independent Accounting
General Corporate Legal Expense
Shareholder Reports
Facilities Expenses
Interest Expense
Miscellaneous General and Administrative Overhead Expenses


*Salaries include Fringe Benefits

                                   Schedule B
                                 DRUG CANDIDATES

                                   Schedule C
                               PRODUCT CANDIDATES

                                   Schedule D
                                    PRODUCTS


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                                   Schedule E
                             THERAPEUTIC CATEGORIES


Drugs to Treat Congestive Heart Failure
Drugs to Lower Blood Pressure
Narcotic Drugs to Relieve Pain
Drugs to Relieve Various Gastrointestinal Tract Disorders
Drugs to Treat Parkinson's Disease and Related Disorders
Sedatives and Mild Tranquilizers

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                                   Schedule F
                            ALLOCATION OF TOTAL FUNDS